Exhibit 99.1

For investors	For media
+1 858-221-3304	+1 619-510-1281
investorrelations@resmed.com	news@resmed.com

Resmed Inc. Announces Results for the First Quarter of Fiscal Year 2027

•	Q1 revenue increased by 6% to $1.4 billion; up 7% on a core constant currency basis

•	Q1 GAAP diluted earnings per share up 23% to $2.92; non-GAAP diluted EPS up 14% to $2.91

•	Returned more than $1.0 billion to shareholders through share repurchases and dividends during Q1

Note: A webcast of Resmed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 29, 2026 – Resmed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended September 30, 2026.

“We began fiscal year 2027 with a strong first quarter, driven by continued global demand for our sleep and breathing health solutions and ongoing execution across our business,” said Resmed’s Chairman and CEO, Mick Farrell. “Year over year, we grew core constant currency revenue 7%, expanded non-GAAP gross margin by 50 basis points, and increased non-GAAP earnings per share by 14%. Our strong free cash flow and the proceeds from our divestiture of MatrixCare enabled us to both invest in innovation and return more than $1 billion to shareholders during the quarter.”

“Looking ahead to the rest of fiscal year 2027, we will continue to build our core sleep and breathing health businesses by extending the reach of our digital health ecosystem and connecting more of the people worldwide who need care with life-saving treatment delivered right in their own home.”

Other Business and Operational Highlights

•	Closed the previously announced divestiture of the MatrixCare business.

•	Announced the U.S. launch of the AirTouch F40, the newest addition to Resmed’s growing portfolio of fabric CPAP masks.

•

Partnered with Eight Sleep to connect its technology with Resmed sleep insights for people in the U.S. and Australia, and with 23XI Racing NASCAR driver Tyler Reddick, following his sleep apnea diagnosis, to help others recognize the signs and seek treatment.

•	Announced appointment of Carol Burt as Lead Director, effective November 15, 2026, after the planned retirement of Director Ron Taylor.

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 2 of 13

Financial Results and Operating Metrics

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	September 30, 2026	September 30, 2025	% Change	Constant Currency (A)
Revenue	$1,415	$1,336	6%	6%
Gross margin (D)	61.5%	61.2%	30 bps
Non-GAAP gross margin (B)	62.5%	62.0%	50 bps
Research and development expenses (D)	103	89	15	13
Non-GAAP research and development expenses (B)	102	87	16	14
Selling, general, and administrative expenses (D)	315	282	12	11
Non-GAAP selling, general, and administrative expenses(B)	276	259	6	6
Income from operations	453	447	1
Operating margin	32.0%	33.4%	(140) bps
Non-GAAP income from operations (B)	506	482	5
Non-GAAP operating margin (B)	35.8%	36.1%	(30) bps
Net income	418	349	20
Non-GAAP net income (B)	418	375	12
Diluted earnings per share	$2.92	$2.37	23
Non-GAAP diluted earnings per share (B)	$2.91	$2.55	14
Operating cash flow	422	457	(8)
Free cash flow (C)	374	414	(10)

A.

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP. Revenue growth on a core constant currency basis, which also excludes the impact of the Noctrix acquisition and the divestiture of the MatrixCare business, was 7%.

B.	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.
C.	Free cash flow is equal to operating cash flow less purchases of property, plant and equipment.
D.

During the first quarter of fiscal year 2027, we revised the presentation of restructuring expenses and amortization of acquired intangibles. Restructuring expenses, which were previously presented as a separate line item within operating expenses, are now classified within cost of sales, research and development expenses, and selling, general and administrative expenses based on the function of the associated costs. Amortization of acquired intangibles relating to cost of sales is no longer presented as a separate line item within cost of sales. Amortization of acquired intangibles relating to operating expenses are now classified within selling, general and administrative expenses. Prior-period amounts have been reclassified to conform to the current-period presentation. See reconciliation of reclassification of prior-period amounts at the end of the press release.

Discussion of First Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Strong revenue growth: Revenue increased 6% (7% in core constant currency) to approximately $1.4 billion, primarily driven by strong demand across sleep devices and masks and accessories.

•

Global momentum: On a core constant currency basis, Americas Sleep and Breathing Health revenue grew 7%, Rest of World Sleep and Breathing Health grew 8%, and Residential Care Software revenue increased 5%.

•	Healthy profitability: GAAP gross margin of 61.5%. Non-GAAP gross margin increased 50 basis points to 62.5%, predominantly from productivity pipeline execution.

•

Robust earnings growth: GAAP operating margin of 32.0% and GAAP diluted earnings per share of $2.92. Non-GAAP operating margin of 35.8% and non-GAAP diluted earnings per share of $2.91, up 14% year-over-year, predominantly attributable to strong revenue growth and gross margin improvement.

•

Strong cash generation: Operating cash flow totaled $422 million and free cash flow totaled $374 million. Proceeds from the sale of MatrixCare and strong cash flows supported $1.0 billion returned to shareholders through dividends and share repurchases while maintaining investment in innovation and growth initiatives.

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 3 of 13

Fiscal Year 2027 guidance

Metric	FY 2027 Guidance as of August 6, 2026	FY 2027 Guidance as of October 29, 2026	Change
Revenue	Core Constant Currency: 5 - 7% growth	Core Constant Currency: 5 - 7% growth	—
	Reported: $5.75 - $5.85 Billion	Reported: $5.75 - $5.85 Billion	—
Non-GAAP Diluted EPS	$12.00 - $12.25	$12.00 - $12.25	—

Dividend program

The Resmed board of directors today declared a quarterly cash dividend of $0.66 per share. The dividend will have a record date of November 12, 2026, payable on December 17, 2026. The dividend will be paid in U.S. currency to holders of Resmed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 11, 2026, for common stockholders and for CDI holders. Resmed has received a waiver from the ASX’s settlement operating rules, which will allow Resmed to defer processing conversions between its common stock and CDI registers from November 11, 2026, through November 12, 2026, inclusive.

Webcast details

Resmed will discuss its first quarter fiscal year 2027 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on Resmed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2027 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13762822. The telephone replay will be available until November 12, 2026.

About Resmed

Resmed (NYSE: RMD, ASX: RMD) creates life-changing health technologies that people love. We’re relentlessly committed to pioneering innovative technology to empower millions of people in 140 countries to live happier, healthier lives. Our AI-powered digital health solutions, cloud-connected devices and intelligent software make home healthcare more personalized, accessible and effective. Ultimately, Resmed envisions a world where every person can achieve their full potential through better sleep and breathing, with care delivered in their own home. Learn more about how we’re redefining sleep health at Resmed.com and follow @Resmed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding Resmed’s projections of future revenue or earnings, expenses, results of operations, new product development, new product launches, new markets for its products, the integration of acquisitions and success of strategic initiatives, including divestitures, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and the expected impact of macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in Resmed’s periodic reports on file with the U.S. Securities & Exchange Commission. Resmed does not undertake to update its forward-looking statements.

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RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 4 of 13

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2026	September 30, 2025
Net revenue	$1,414,814	$1,335,582
Cost of sales (2)	544,247	517,918

Gross profit (2)	870,567	817,664

Research and development (2)	102,860	89,479
Selling, general, and administrative (2)	314,723	281,648

Total operating expenses	417,583	371,127

Income from operations	452,984	446,537

Other income (expenses), net:
Interest (expense) income, net	16,384	8,793
Gain (loss) attributable to equity method investments	1,884	1,489
Gain (loss) on equity investments	5,719	(6,190)
Other, net	62,184	(3,836)

Total other income (expenses), net	86,171	256

Income before income taxes	539,155	446,793
Income taxes	120,742	98,257

Net income	$418,413	$348,536

Basic earnings per share	$2.93	$2.38
Diluted earnings per share	$2.92	$2.37
Non-GAAP diluted earnings per share (1)	$2.91	$2.55
Basic shares outstanding	142,989	146,182
Diluted shares outstanding	143,411	146,899

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.
(2)

During the first quarter of fiscal year 2027, we revised the presentation of restructuring expenses and amortization of acquired intangibles. Restructuring expenses, which were previously presented as a separate line item within operating expenses, are now classified within cost of sales, research and development expenses, and selling, general and administrative expenses based on the function of the associated costs. Amortization of acquired intangibles relating to cost of sales is no longer presented as a separate line item within cost of sales. Amortization of acquired intangibles relating to operating expenses are now classified within selling, general and administrative expenses. Prior-period amounts have been reclassified to conform to the current-period presentation. See reconciliation of reclassification of prior-period amounts at the end of the press release.

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RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 5 of 13

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2026	June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$1,010,742	$1,469,234
Accounts receivable, net	972,498	1,036,233
Inventories	1,021,358	945,805
Prepaid expenses and other current assets	504,323	416,081
Assets held for sale	—	457,386

Total current assets	$3,508,921	$4,324,739
Non-current assets:
Property, plant, and equipment, net	$601,787	$581,829
Operating lease right-of-use assets	196,688	153,167
Goodwill and other intangibles, net	3,350,913	3,362,312
Deferred income taxes and other non-current assets	553,502	543,903

Total non-current assets	$4,702,890	$4,641,211

Total assets	$8,211,811	$8,965,950

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$320,677	$308,923
Accrued expenses	480,166	494,921
Operating lease liabilities, current	31,527	29,141
Deferred revenue	171,647	162,911
Income taxes payable	160,228	98,108
Short-term debt	159,975	259,950
Liabilities held for sale	—	41,156

Total current liabilities	$1,324,220	$1,395,110
Non-current liabilities:
Deferred revenue	$174,209	$170,951
Deferred income taxes	62,651	64,640
Operating lease liabilities, non-current	169,447	137,413
Other long-term liabilities	283,965	213,028
Long-term debt	249,629	399,415

Total non-current liabilities	$939,901	$985,447

Total liabilities	$2,264,121	$2,380,557

Stockholders’ equity
Common stock	$764	$764
Additional paid-in capital	2,133,418	2,190,614
Retained earnings	7,578,580	7,255,121
Treasury stock	(3,633,335)	(2,778,591)
Accumulated other comprehensive loss	(131,737)	(82,515)

Total stockholders’ equity	$5,947,690	$6,585,393

Total liabilities and stockholders’ equity	$8,211,811	$8,965,950

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RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 6 of 13

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$418,413	$348,536
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	41,741	47,698
Amortization of right-of-use assets	10,090	9,971
Stock-based compensation costs	29,475	21,160
(Gain) loss attributable to equity method investments	(1,884)	(1,489)
(Gain) loss on equity investments	(5,719)	6,190
(Gain) loss on divestment of subsidiaries	(61,784)	—
Non-cash restructuring expenses	6,242	—
Changes in operating assets and liabilities:
Accounts receivable, net	64,839	29,970
Inventories	(71,764)	(14,663)
Prepaid expenses, net deferred income taxes and other current assets	(69,988)	2,312
Accounts payable, accrued expenses, income taxes payable and other	62,761	7,636

Net cash provided by (used in) operating activities	$422,422	$457,321
Cash flows from investing activities:
Purchases of property, plant, and equipment	(48,740)	(42,965)
Patent registration and acquisition costs	(2,432)	(2,814)
Business acquisitions, net of cash acquired	(7,487)	(522)
Purchases of investments	(2,721)	(2,173)
Proceeds from divestment of subsidiaries, net of cash divested	450,820	—
Proceeds (payments) on maturity of foreign currency contracts	2,615	(4,104)

Net cash provided by (used in) investing activities	$392,055	$(52,578)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	3,654	8,205
Purchases of treasury stock	(936,378)	(150,010)
Taxes paid related to net share settlement of equity awards	(325)	(719)
Repayment of borrowings	(250,000)	—
Dividends paid	(94,954)	(87,750)

Net cash provided by (used in) financing activities	$(1,278,003)	$(230,274)

Effect of exchange rate changes on cash	$5,034	$(71)

Net increase (decrease) in cash and cash equivalents	(458,492)	174,398
Cash and cash equivalents at beginning of period	1,469,234	1,209,450

Cash and cash equivalents at end of period	$1,010,742	$1,383,848

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RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 7 of 13

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in millions, except for per share amounts)

In addition to financial information prepared in accordance with GAAP, we use certain non-GAAP financial measures, such as non-GAAP core constant currency basis, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, in evaluating the performance of our business. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide investors better insight when evaluating our performance from core operations and can provide more consistent financial reporting across periods. For these reasons, we use non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. These non-GAAP financial measures should be considered in addition to, and not superior to or as a substitute for, GAAP financial measures. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP. Non-GAAP financial measures as presented herein may not be comparable to similarly titled measures used by other companies.

The non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide our detailed reconciliations to the corresponding GAAP financial measures) are adjusted for the impact of acquisitions and divestitures, amortization of acquired intangibles, restructuring and business transformation expenses, acquisition and divestment-related expenses, gains on divestment of subsidiaries, and associated tax effects, in addition to the tax effect of interest and penalties on tax refunds.

We have not included a reconciliation of forward-looking non-GAAP financial measures where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Non-GAAP measures are reconciled to their most directly comparable GAAP financial measures below (in millions, except percentages):

	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP total revenue growth	6%	9%
Impact of:
Acquisitions/divestitures (A)	1	—
Effect of foreign currency fluctuations (A)	—	(1)

Non-GAAP core constant currency total revenue growth	7%	8%

A.

In order to provide a framework for assessing how our underlying businesses performed excluding the impact of the Noctrix acquisition and the divestiture of the MatrixCare business and the effect of foreign currency fluctuations, when applicable, we provide certain financial information on a “core constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 8 of 13

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended September 30, 2026
	Gross profit	Research and development expenses	Selling, general, and administrative expenses	Income from operations	Total other income (loss), net	Income tax expense	Net income	Diluted earnings per share
GAAP	$871	$103	$315	$453	$86	$121	$418	$2.92
Amortization of acquired intangibles	5	—	(8)	14	—	4	10	0.07
Restructuring and business transformation expenses	8	(1)	(20)	29	—	7	22	0.16
Acquisition and divestment related expenses	—	—	(10)	10	—	—	10	0.07
Gain on divestment of subsidiary	—	—	—	—	(62)	(7)	(55)	(0.38)
Income tax effect of interest income on tax refunds	—	—	—	—	—	(12)	12	0.07

Non-GAAP (A)	$884	$102	$276	$506	$24	$113	$418	$2.91

A.	Totals may not add due to rounding.

	Three Months Ended September 30, 2025
	Gross profit	Research and development expenses	Selling, general, and administrative expenses	Income from operations	Total other income (loss), net	Income tax expense	Net income	Diluted earnings per share
GAAP	$818	$89	$282	$447	$—	$98	$349	$2.37
Amortization of acquired intangibles	8	—	(12)	20	—	5	15	0.10
Restructuring and business transformation expenses	3	(2)	(10)	16	—	4	12	0.08

Non-GAAP (A)	$829	$87	$259	$482	$—	$108	$375	$2.55

A.	Totals may not add due to rounding.

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 9 of 13

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions)

	Three Months Ended
	September 30, 2026	(A)	September 30, 2025	(A)	% Change	Core Constant Currency (B)
Americas
Sleep Devices	$436		$405		8%	6%
Masks and other	397		361		10	10

Total Sleep	$833		$766		9	8
Life Support Devices	—		9		(94)	(94)

Total Americas Sleep and Breathing Health	$833		$775		8	7

Rest of World
Sleep Devices	$280		$250		12%	13%
Masks and other	143		128		12	11

Total Sleep	$423		$378		12	12
Life Support Devices	3		17		(79)	(79)

Total Rest of World Sleep and Breathing Health	$426		$395		8	8

Global revenue
Total Sleep Devices	$716		$655		9%	9%
Total Masks and other	540		489		10	10

Total Sleep	$1,256		$1,144		10	9
Total Life Support Devices	4		25		(84)	(84)

Total Sleep and Breathing Health	$1,260		$1,169		8	7

Residential Care Software	155		166		(7)	5

Total	$1,415		$1,336		6%	7%

A.	Totals and subtotals may not add due to rounding.
B.

In order to provide a framework for assessing how our underlying businesses performed excluding the impact of the Noctrix acquisition and the divestiture of the MatrixCare business and the effect of foreign currency fluctuations, we provide certain financial information on a “core constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP. Removing the MatrixCare business that we’ve now divested, the remaining businesses of Residential Care Software – Brightree and MEDIFOX DAN - increased by 8%.

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RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 10 of 13

RESMED INC. AND SUBSIDIARIES

Reclassification of Prior-period Amounts

(Unaudited; $ in thousands)

During the first quarter of fiscal year 2027, we revised the presentation of restructuring expenses and amortization of acquired intangibles in our condensed consolidated statements of operations. Restructuring expenses, which were previously presented as a separate line item within operating expenses, are now classified within cost of sales, research and development expenses, and selling, general and administrative expenses based on the function of the associated costs. In connection with this change, we renamed “restructuring expenses” as “restructuring and business transformation expenses” to reflect the broader nature of the costs included within this category. Amortization of acquired intangibles relating to cost of sales is no longer presented as a separate line item within cost of sales. Amortization of acquired intangibles relating to operating expenses are now classified within selling, general and administrative expenses.

Prior-period amounts have been reclassified to conform to the current-period presentation. The reclassifications had no effect on previously reported income from operations, income before income taxes, net income, earnings per share or cash flows. The following table reconciles previously reported amounts to the revised presentation (in thousands):

	Three Months Ended September 30, 2025
	As previously reported	Restructuring and business transformation expenses	Amortization of acquired intangibles	As reclassified
Cost of sales - Sleep and Breathing Health products	$456,118	$3,156	$1,420	$460,694
Cost of sales - Residential Care Software	50,823	—	6,401	57,224

Cost of sales (exclusive of amortization shown separately below)	$506,941	$3,156	$7,821	$517,918
Amortization of acquired intangible assets - Sleep and Breathing Health products	1,420	—	(1,420)	—
Amortization of acquired intangible assets - Residential Care Software	6,401	—	(6,401)	—

Amortization of acquired intangible assets	$7,821	$—	$(7,821)	$—

Total cost of sales	$514,762	$3,156	$—	$517,918

Gross profit	$820,820	$(3,156)	$—	$817,664

Research and development	87,323	2,156	—	89,479
Selling, general, and administrative	259,194	10,498	11,956	281,648
Amortization of acquired intangible assets	11,956	—	(11,956)	—
Restructuring expenses	15,810	(15,810)	—	—

Total operating expenses	$374,283	$(3,156)	$—	$371,127

Income from operations	$446,537	$—	$—	$446,537

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 11 of 13

RESMED INC. AND SUBSIDIARIES

Reclassification of Prior-period Amounts

(Unaudited; $ in thousands)

The following tables reconcile previously reported quarterly 2026 amounts to the revised presentation (in thousands):

	Three Months Ended December 31, 2025
	As previously reported	Restructuring and business transformation expenses	Amortization of acquired intangibles	As reclassified
Cost of sales - Sleep and Breathing Health products	$484,792	$994	$1,415	$487,201
Cost of sales - Residential Care Software	51,484	—	6,393	57,877

Cost of sales (exclusive of amortization shown separately below)	$536,276	$994	$7,808	$545,078
Amortization of acquired intangible assets - Sleep and Breathing Health products	1,415	—	(1,415)	—
Amortization of acquired intangible assets - Residential Care Software	6,393	—	(6,393)	—

Amortization of acquired intangible assets	$7,808	$—	$(7,808)	$—

Total cost of sales	$544,084	$994	$—	$545,078

Gross profit	$878,724	$(994)	$—	$877,730

Research and development	90,969	1,233	—	92,202
Selling, general, and administrative	278,396	3,708	11,764	293,868
Amortization of acquired intangible assets	11,764	—	(11,764)	—
Restructuring expenses	5,935	(5,935)	—	—

Total operating expenses	$387,064	$(994)	$—	$386,070

Income from operations	$491,660	$—	$—	$491,660

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 12 of 13

RESMED INC. AND SUBSIDIARIES

Reclassification of Prior-period Amounts

(Unaudited; $ in thousands)

	Three Months Ended March 31, 2026
	As previously reported	Restructuring and business transformation expenses	Amortization of acquired intangibles	As reclassified
Cost of sales - Sleep and Breathing Health products	$481,722	$—	$1,421	$483,143
Cost of sales - Residential Care Software	50,855	—	6,429	57,284

Cost of sales (exclusive of amortization shown separately below)	$532,577	$—	$7,850	$540,427
Amortization of acquired intangible assets - Sleep and Breathing Health products	1,421	—	(1,421)	—
Amortization of acquired intangible assets - Residential Care Software	6,429	—	(6,429)	—

Amortization of acquired intangible assets	$7,850	$—	$(7,850)	$—

Total cost of sales	$540,427	$—	$—	$540,427

Gross profit	$890,979	$—	$—	$890,979

Research and development	94,267	—	—	94,267
Selling, general, and administrative	285,655	—	11,247	296,902
Amortization of acquired intangible assets	11,247	—	(11,247)	—
Restructuring expenses	—	—	—	—

Total operating expenses	$391,169	$—	$—	$391,169

Income from operations	$499,810	$—	$—	$499,810

RMD First Quarter 2027 Earnings Press Release – October 29, 2026	Page 13 of 13

RESMED INC. AND SUBSIDIARIES

Reclassification of Prior-period Amounts

(Unaudited; $ in thousands)

	Three Months Ended June 30, 2026
	As previously reported	Restructuring and business transformation expenses	Amortization of acquired intangibles	As reclassified
Cost of sales - Sleep and Breathing Health products	$539,975	$—	$2,011	$541,986
Cost of sales - Residential Care Software	54,155	—	6,290	60,445

Cost of sales (exclusive of amortization shown separately below)	$594,130	$—	$8,301	$602,431
Amortization of acquired intangible assets - Sleep and Breathing Health products	2,011	—	(2,011)	—
Amortization of acquired intangible assets - Residential Care Software	6,290	—	(6,290)	—

Amortization of acquired intangible assets	$8,301	$—	$(8,301)	$—

Total cost of sales	$602,431	$—	$—	$602,431

Gross profit	$861,216	$—	$—	$861,216

Research and development	105,726	—	—	105,726
Selling, general, and administrative	296,283	—	10,499	306,782
Amortization of acquired intangible assets	10,499	—	(10,499)	—
Restructuring expenses	—	—	—	—

Total operating expenses	$412,508	$—	$—	$412,508

Income from operations	$448,708	$—	$—	$448,708